STRATEGIC PARTNERS OPPORTUNITY FUNDS
                      Three Gateway Center
                       100 Mulberry Street
                    Newark, New Jersey 07102


                              April 29, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:  Strategic Partners Opportunity Funds (the Funds)
     File No. 811-09805


Ladies and Gentlemen:

          Please find enclosed the Annual Report on Form N-SAR for the Funds for the fiscal year ended February 29, 2008. This
Form was filed using the EDGAR system.


                                        Very truly yours,


                                        /s/ Jonathan D. Shain
                                        Jonathan D. Shain
                                        Assistant Secretary

This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of April 2008.



STRATEGIC PARTNERS OPPORTUNITY FUNDS




Witness:  /s/ Floyd L. Hoelscher          By:  /s/ Jonathan D.
Shain
        Floyd L. Hoelscher                    Jonathan D. Shain
                                              Assistant Secretary








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